June 30, 2005

Windswept Environmental Group, Inc.
100 Sweeneydale Avenue
Bay Shore, New York 11706

         Windswept Acquisition Corporation, a Delaware corporation ("WAC")
hereby delivers the attached stock certificate dated June 30, 2005 (the "Stock
Certificate") representing WAC's ownership of 45,865,143 shares of common stock, par value $0.0001 of Windswept Environmental Group, Inc., a Delaware
corporation, for cancellation, together with an irrevocable stock power pertaining to the same.

                                    WINDSWEPT ACQUISITION CORPORATION

                                    By: /s/ Charles L. Kelly
                                        --------------------
                                        Name:
                                        Title:

                             IRREVOCABLE STOCK POWER
                             -----------------------

         FOR VALUE RECEIVED, the undersigned does convey, assign, and transfer to the Windswept Environmental Group, Inc., a Delaware corporation, for cancellation 45,865,143 shares of the common stock, par value $0.0001 per share
(the "Common Stock").

         The undersigned does hereby irrevocably authorize the Company to cancel the Common Stock.

Dated: June 30, 2005

                                    WINDSWEPT ACQUISITION CORPORATION

                                    By: /s/ Charles L. Kelly
                                        --------------------
                                        Name:
                                        Title: